Pennsylvania Commerce Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the
	Three Months Ended
	March 31,
			%
(in thousands, except per share amounts)	2007	2006	Change

Income Statement Data:

Net interest income	$13,228	$13,197	0%
Provision for loan losses	480	475	1
Noninterest income	5,170	4,258	21
Total Revenues	18,398	17,455	5
Noninterest operating expenses	16,490	13,925	18
Net income	1,112	2,037	(45)

Per Common Share Data:

Net income: Basic	$0.18	$0.33	(45)%
Net income: Diluted	0.17	0.32	(47)

Book Value	$16.76	$15.09	11%

Weighted average shares outstanding:
Basic	6,167	6,054
Diluted	6,408	6,376

Balance Sheet Data:

Total assets	$1,898,572	$1,752,757	8%
Loans (net)	1,046,445	868,534	20
Allowance for loan losses	9,992	9,656	3
Investment Securities	681,719	733,185	(7)
Total deposits	1,560,361	1,448,126	8
Core deposits	1,542,432	1,391,329	11
Stockholders' equity	104,940	92,658	13

Capital:

Stockholders' equity to total assets	5.53%	5.29
Leverage Ratio	7.28	6.59
Risk based capital ratios:
Tier 1	9.98	9.35
Total Capital	10.72	10.15

Performance Ratios:

Cost of funds	3.41%	2.83
Deposit Cost of Funds	2.74	2.14
Net interest margin	3.04	3.32
Return on average assets	0.24	0.49
Return on average total stockholders' equity	4.39	8.92

Asset Quality:

Net charge-offs to average loans outstanding	0.02%	0.01
Nonperforming assets to total period-end assets	0.20	0.20
Allowance for loan losses to total period-end loans	0.95	1.10
Allowance for loan losses to nonperforming loans	280	304
Nonperforming assets to capital and reserves	3%	3

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ending,

	March 2007			December 2006			March 2006
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities
Taxable	$704,722	$9,379	5.32%	$724,879	$9,651	5.33%	$722,354	$9,351	5.18%
Tax-exempt	1,619	25	6.18	1,619	25	6.18	2,617	44	6.73
Total securities	706,341	9,404	5.32	726,498	9,676	5.33	724,971	9,395	5.18
Federal funds sold	0	0	0.00	0	0	0.00	0	0	0.00
Loans receivable
Mortgage and construction	477,667	8,475	7.10	467,844	8,465	7.11	441,473	7,580	6.87
Commercial loans and lines of credit	312,797	6,267	8.01	281,668	5,709	7.93	237,415	4,582	7.72
Consumer	194,354	3,247	6.78	184,760	3,150	6.76	159,029	2,548	6.50
Tax-exempt	36,686	610	6.65	29,952	507	6.77	18,845	300	6.37
Total loans receivable	1,021,504	18,599	7.30	964,224	17,831	7.27	856,762	15,010	7.03
Total earning assets	$1,727,845	$28,003	6.49%	$1,690,722	$27,507	6.44%	$1,581,733	$24,405	6.18%

Sources of Funds
Interest-bearing deposits
Regular savings	$377,735	$2,491	2.67%	$383,600	$2,571	2.66%	$349,993	$1,748	2.03%
Interest checking and money market	700,697	6,851	3.97	712,341	7,162	3.99	548,444	4,498	3.33
Time deposits	200,642	2,101	4.25	196,628	2,064	4.16	196,183	1,712	3.54
Public funds time	19,611	236	4.88	28,256	328	4.61	37,536	371	4.01
Total interest-bearing deposits	1,298,685	11,679	3.65	1,320,825	12,125	3.64	1,132,156	8,329	2.98
Short-term borrowings	165,250	2,219	5.37	112,868	1,544	5.35	209,011	2,408	4.61
Junior subordinated debt	29,400	661	9.00	29,400	661	8.99	13,600	354	10.43
Total interest-bearing liabilities	1,493,335	14,559	3.94	1,463,093	14,330	3.88	1,354,767	11,091	3.31
Noninterest-bearing funds (net)	234,510			227,629			226,966
Total sources to fund earning assets	$1,727,845	$14,559	3.41	$1,690,722	$14,330	3.36	$1,581,733	$11,091	2.83
Net interest income and margin
on a tax-equivalent basis		$13,444	3.08%		$13,177	3.08%		$13,314	3.35%
Tax-exempt adjustment		216			186			117
Net interest income and margin		$13,228	3.04%		$12,991	3.03%		$13,197	3.32%

Other Balances:
Cash and due from banks	$48,377			$49,778			$44,960
Other assets	89,736			86,285			71,856
Total assets	1,865,958			1,826,785			1,698,549
Demand deposits (noninterest-bearing)	262,022			255,903			241,765
Other liabilities	7,902			7,162			9,428
Stockholders' equity	102,699			100,627			92,589

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	3/31/2007	3/31/2006	Year-ended
(dollar amounts in thousands)	Three Months Ended		12/31/2006

Balance at beginning of period	$9,685	$9,231	$9,231
Provisions charged to operating expense	480	475	1,634
	10,165	9,706	10,865

Recoveries on loans charged-off:
Commercial	1	45	34
Consumer	5	14	71
Real estate	8	0	0
Total recoveries	14	59	105

Loans charged-off:
Commercial	(176)	0	(895)
Consumer	(9)	(109)	(390)
Real estate	(2)	0	0

Total charged-off	(187)	(109)	(1,285)

Net charge-offs	(173)	(50)	(1,180)

Balance at end of period	$9,992	$9,656	$9,685

Net charge-offs as a percentage of
average loans outstanding	0.02%	0.01%	0.13%

Allowance for loan losses as a percentage of
period-end loans	0.95%	1.10%	0.99%

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries
Summary of Non-Performing Loans and Assets
(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2007	2006	2006	2006	2006
Nonaccrual loans:
Commercial	$945	$984	$1,275	$1,009	$1,599
Consumer	19	19	139	334	256
Mortgage:
Construction	394	247	0	0	0
Mortgage	2,207	2,129	2,216	1,818	1,327
Total nonaccrual loans	3,565	3,379	3,630	3,161	3,182
Loans past due 90 days or more
and still accruing	0	2	0	1	0
Renegotiated loans:	0	0	0	0	0
Total non-performing loans	3,565	3,381	3,630	3,162	3,182

Foreclosed real estate	300	159	159	159	379

Total non-performing assets	$3,865	$3,540	$3,789	$3,321	$3,561

Non-performing loans to total loans	0.34%	0.34%	0.39%	0.35%	0.36%

Non-performing assets to total assets	0.20%	0.19%	0.21%	0.19%	0.20%

Non-performing loan coverage	280%	287%	265%	306%	304%

Allowance for loan losses as a percentage
of total period-end loans	0.95%	0.99%	1.03%	1.08%	1.10%

Non-performing assets / capital reserves	3%	3%	3%	3%	3%

CONTACT:	Pennsylvania Commerce Bancorp, Inc.
Gary L. Nalbandian, Chairman/President
Mark A. Zody, Chief Financial Officer
800-653-6104
SOURCE:	Pennsylvania Commerce Bancorp, Inc.